Exhibit 99(POA)

POWER OF ATTORNEY

I, the undersigned member of the Board of Directors of Bridgeway Funds, Inc. (the “Company”) or officer of the Company, as applicable, hereby constitute and appoint Michael D. Mulcahy and John N.R. Montgomery, and each of them singly, my true and lawful attorneys-in-fact, with full power of substitution, and with full power to each of them, to sign for me and in my name in the appropriate capacity, all Registration Statements of the Company on Form N-1A, Form N-8A or any successor thereto, any and all subsequent Amendments, Pre-Effective Amendments, or Post-Effective Amendments to said Registration Statements on Form N-1A or any successor thereto, any Registration Statements on Form N-14, and any supplements or other instruments in connection therewith, and generally to do all such things in my name and behalf in connection therewith as said attorneys-in-fact deem necessary or appropriate, to comply with the provisions of the Securities Act of 1933, as amended, the Investment Company Act of 1940, as amended, and all related requirements of the Securities and Exchange Commission. I hereby ratify and confirm all that said attorneys-in-fact or their substitutes may do or cause to be done by virtue hereof.

This power of attorney is effective for all documents filed on or after February 16, 2007.

IN WITNESS WHEREOF, the undersigned has executed this instrument as of this 16th day of February 2007.

/s/ John N. R. Montgomery
John N. R. Montgomery

/s/ Linda G. Giuffre
Linda G. Giuffre

/s/ Kirbyjon Caldwell
Kirbyjon Caldwell

/s/ Karen S. Gerstner
Karen S. Gerstner

/s/ Miles D. Harper
Miles D. Harper

/s/ Evan Harrel
Evan Harrel

/s/ Michael D. Mulcahy
Michael D. Mulcahy

/s/ Richard P. Cancelmo, Jr.
Richard P. Cancelmo, Jr.